UNITED STATES
SECURITIES ANDEXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2015

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada V2J 6V5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 992-6972

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into Material Definitive Agreement

On, April 14, 2015 Wolverine Exploration Inc. (“Wolverine”) entered into a Share Exchange and Royalty Agreement (the “Agreement”) with Dr. David Chalk, hd.Tech (“Chalk”). Under the terms of the Agreement, Wolverine will acquire a 25% interest in the process technology and cyber security company ENIGMAMobil Inc. (“Enigma”) from Chalk for the purchase price of USD $3,000,000, to be paid in shares of common stock of Wolverine at a deemed price of USD$0.01 per share (the “Shares”). Wolverine will also receive a 25% royalty of all gross revenue received by Enigma from the sale of licenses of the ENIGMAMobil™ mobile security app. The Agreement is subject to Enigma completing a financing of USD$2,500,000 and Wolverine increasing its authorized capital of common stock to allow for the issuance of the Shares and Finders’ Shares (as defined below).

Additionally, closing of the Agreement will involve Wolverine issuing a finder’s fee consisting of 30,000,000 common shares of Wolverine (the “Finder’s Shares”) and grant a 10% royalty of all gross revenue received by Enigma from the sale of licenses of the ENIGMAMobil™ mobile security app received by Wolverine to Texada Consulting Inc.

Item 5.02        Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On April 13, 2015 Mr. Lee Costerd resigned as CEO, CFO and a director of Wolverine.

On April 13, 2015, we received consent to act from Richard Haderer and David Chalk. Wolverine increased the number of directors to three (3) and appointed Mr. Haderer and Mr. Chalk to the board of directors. Wolverine also appointed Mr. Haderer as interim CEO and CFO of Wolverine.

Richard Haderer – CEO, CFO and Director

Mr. Haderer has worked as a regulatory consultant for Wolverine since February of 2006. Mr. Haderer has been President of PubCo Services Inc. since April 1996. PubCo Services Inc. provides regulatory consulting services to public traded companies. Mr. Haderer has also served as a director and officer of several public traded companies. From November 1989 to April 1996, Mr. Haderer worked as a Listing Analyst with the Alberta Stock Exchange (now the TSX Venture Exchange).

David Chalk –Director

Mr. Chalk is a leading technology and cyber security expert whose knowledge and understanding regarding the current state of cyber threats is unsurpassed.

Mr. Chalk is a pioneer in the technology industry having created Doppler Computers and Chalk Media Inc. which was sold to Research in Motion, now Blackberry, in 2009. Mr. Chalk has also received numerous awards for his many innovations in the business and technology worlds. Among his many accolades, Mr. Chalk has received an Honorary Doctorate of Technology from the University of Fraser Valley, Ernst and Young’s Entrepreneur Award also industry leading awards for software development in the mobility, security and education and digital video fields.

Wolverine’s board of directors now consists of Richard Haderer, David Chalk and Luke Rich.

Item 9.01        Financial Statements and Exhibits

10.1	Share Exchange and Royalty Agreement dated April 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Richard Haderer
Richard Haderer
CEO

Date: May 7, 2015